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                                                                    Exhibit 23.2




                      CONSENT OF PRICEWATERHOUSECOOPERS LLP
                             INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 29, 2001 relating to the combined financial statements and our report dated March 16, 2001 relating to the financial statement schedule of Kraft Foods Inc., which appear in the Current Report on Form 8-K of Kraft Foods Inc. dated August 10, 2001. We also consent to the incorporation by reference in this Registration Statement of our reports dated May 30, 2001 relating to the financial statements, which appear in the Annual Reports of the Kraft Foods Thrift Plan and the Kraft Foods Employee Thrift-Investment Plan (now known as the Kraft Foods TIP Plan) on Forms 11-K for the year ended December 31, 2000. We also consent to the incorporation by reference in this Registration Statement of our reports dated June 15, 2001 relating to the financial statements, which appear in the Annual Reports of the Nabisco, Inc. Capital Investment Plan and the Nabisco, Inc. Employee Savings Plan on Forms 11-K for the year ended December 30, 2000.



/S/ PRICEWATERHOUSECOOPERS LLP
--------------------------------
PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
October 9, 2001